EXHIBIT 1.1

10,000,000 Units1

TRANS-INDIA ACQUISITION CORPORATION

UNDERWRITING AGREEMENT

            , 2007

I-Bankers Securities, Inc.

As Representative of the several Underwriters

named on Schedule I hereto

125 E. John Carpenter Freeway, Suite 260

Irving, TX 75062

Dear Sirs:

Trans-India Acquisition Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to I-Bankers Securities, Inc. (“you,” “I-Bankers” or the “Representative”) and the other underwriters named on Schedule I to this Agreement (the “Underwriters”) for whom you are acting as Representative an aggregate of 10,000,000 units (the “Firm Units”) of the Company. The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $8.00 per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (the “Warrant(s)”). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 90 days after the effective date (“Effective Date”) of the Registration Statement (as hereinafter defined) unless the Representative informs the Company of its decision to allow earlier separate trading, but in no event will the Representative allow separate trading until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of a Current Report on Form 8-K by the Company which includes such balance sheet. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year from the Effective Date of the Registration Statement and terminating on the five-year anniversary of the Effective Date. “Business Combination” shall mean any merger, capital stock exchange, asset acquisition or other similar business combination consummated by the Company with one or more target businesses with operations primarily in India (as described more fully in the Registration Statement).

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-136300), including a Preliminary Prospectus (as hereinafter defined) relating to the Securities (as hereby defined), and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration

[1]	Plus an option to purchase up to 1,500,000 additional Units to cover over-allotments.

statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final Prospectus (as hereinafter defined) filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company files an abbreviated registration statement to register additional Public Securities (as defined in Section 1(b)) pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Units, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as the Representative deems advisable after this Agreement has been executed and delivered.

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $8.00 per Unit ($7.40 net of discounts and commissions) (the “Initial Price”), the number of Firm Units set forth opposite the name of such Underwriter under the column “Number of Firm Units to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

(b) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional 1,500,000 units from the Company (“Over-allotment Option”). Such additional 1,500,000 Units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1(a) hereof.

The Over-allotment Option granted pursuant to Section 1(b) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date only for the purpose of covering over-allotments that may be made in connection with the Offering and distribution of the Firm Units. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by the Representative via overnight mail or facsimile transmission setting forth the number of Option Units to be purchased by the several Underwriters and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full business days nor earlier than the Closing Date (as defined in Section 1(c)) or such other time as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to issue and sell to the Underwriters, and, subject to the terms and conditions set forth herein, each of the Underwriters, acting separately and not jointly, will become obligated to purchase, the number of Option Units specified in such notice, subject to adjustment in accordance with Section 6 hereof and in each case subject to adjustment as the Representative in its discretion shall make to eliminate my sales or purchases of fractional shares.

(c) Payment of the purchase price for, and delivery of the certificates for, the Firm Units shall be made at 10:00 a.m., New York time, on             , 2007, or such other date, not later than the fifth business day thereafter, or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of I-Bankers or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called “Closing Date.” Payment for the Firm Units shall be made on the Closing Date to a bank account designated by the Company by wire transfer in Federal (same day) funds, payable as follows: $73,400,000 of the proceeds received by the Company for the Firm Units, together with the $1,600,000 in proceeds from the private placements to be consummated immediately prior to the Effective Date, be deposited in the trust account established by the Company as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) and the remaining net offering proceeds shall be paid to the order of the Company against delivery to you of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units purchased by them (or through the facilities of the Depository Trust Company (“DTC”)) for the accounts of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriters for all the Firm Units.

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates for, such Option Units shall be made on the Option Closing Date at the offices of I-Bankers or at such other place as shall be agreed upon by the Representative and the Company against delivery to you of certificates representing such securities (or through the facilities of DTC) for the account of the Underwriters. A proportionate amount of the proceeds from the sale of any or all of the Option Units shall be deposited in the Trust Account ($11,250,000 in the event of the exercise of the Over-Allotment Option in full). The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

(d) The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 500,000 units (“Representative’s Units”) for an aggregate purchase price of $100. The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $10.00, which is equal to 125% of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Representative’s Securities will be identical to those offered to the public, except that the Representative’s Warrants shall have an exercise price of $6.25, which is equal to 125% of the exercise price of the Warrants included in the Units of this offering. The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first 180 days after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

Payment of the purchase price of, and delivery of the certificates for, the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may reasonably request.

(e) Escrow of Underwriters’ Discount. On the Closing Date and any Option Closing Date, the Underwriters agree to deposit into the Trust Account a portion of their discounts and commissions and non-accountable expenses equal to four percent (4%) of the gross proceeds of the sale of the Firm Units and Option Units, as applicable (the “Escrowed Fees”), which amount shall be held in the Trust Account until the earlier of the completion of a Business Combination or the liquidation of the Trust Account. The Escrowed Fees shall be distributed from the Trust Account (i) in the event the Business Combination is timely completed, to the Representative with interest thereon less $0.32 for each share converted to cash by holders of the Common Stock included in the Public Securities; and (ii) in the event that the Company is unable to consummate a Business Combination and Continental Stock Transfer & Trust Company, the trustee of the Trust Account, is directed to liquidate the Trust Account, the Underwriters shall (a) forfeit any rights or claims to the Escrowed Fees and (b) the Escrowed Fees together with any interest thereon shall be distributed on a pro-rata basis among the holders of the Common Stock included in the Public Securities.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

(a) At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will in all material respects conform to the requirements of the Act and the Rules; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus printed for distribution to potential investors or filed pursuant to Rule 424 of the Act complied when so printed or filed in all material respects with the Act and the Rules. The representation and warranty made in this Section 2(a) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(b) The Company has filed with the Commission a Form 8-A registration statement providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants, which registration statement complies in all material respects with the requirements of the Exchange Act. The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations that, individually or in the aggregate, would not have a Material Adverse Effect. As used in this agreement, “Material Adverse Effect” means any event, occurrence, violation, inaccuracy, circumstance or other matter which has or is reasonably likely to materially and adversely affect the business, operations, assets or liabilities, prospects, condition (financial or otherwise) or results of operations of the Company or the ability of the Company to consummate the Offering.

(d) No securities of the Company have been sold by the Company or by or on behalf of or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

(e) The statistical and related data included in the Registration Statement are based on or derived from sources that the Company reasonably believes are reliable and accurate.

(f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no Material Adverse Effect, (ii) there have been no material transactions entered into by the Company, other than as disclosed in the Registration Statement and contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

(h) Miller, Ellin & Company, LLP (“Miller Ellin”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Rules and, to the knowledge of the Company, such accountants, in the performance of their work for the Company, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002. Miller Ellin has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any “non-audit services,” as such term is used in Section 10A(g) of the Exchange Act.

(i) Except as disclosed in the Registration Statement, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, a material future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(j) The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(k) The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and in the “Capitalization” section of the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein under the column “As Adjusted” contained in the “Capitalization” section of the Prospectus.

(l) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Public Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The outstanding securities of the Company have been issued in compliance with the exemption from registration contained in the Act and the applicable state securities or Blue Sky laws and otherwise in conformance with the Act, the Rules and the applicable state securities or Blue Sky laws.

(m) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability for obligations of the Company solely by reason of being such holders. When issued as contemplated by the Prospectus, the Securities will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(n) Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(o) This Agreement, the Warrant Agreement (as hereinafter defined), the Trust Agreement, the Services Agreement (as hereinafter defined) and the Escrow Agreement (as hereinafter defined) have been duly and validly authorized by the Company and constitute, and the Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, and, as to the Representative’s Purchase Option, when paid for, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p) The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2(gg) hereof, and except for any of the foregoing that would not result in a Material Adverse Effect, (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, or (iii) violate any law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except for such violations that would not result in a Material Adverse Effect.

(q) The Company has all requisite corporate power and authority, and has all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that are necessary as of the date hereof to conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Offering and the Company’s business as currently contemplated (prior to the consummation of a Business Combination) are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(r) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the

Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement and the Escrow Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

(s) To the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s officers, directors, and stockholders immediately prior to the Offering (“Initial Stockholders”) and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Stockholder to be inaccurate and incorrect in any material respect.

(t) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against the Company or any of the Initial Stockholders that is required to be disclosed in the Registration Statement, or that would be reasonably likely to result in a Material Adverse Effect, or that would be reasonably likely to materially or adversely affect the consummation of the transactions described in this Agreement.

(u) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect.

(v) Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or binding commitments relating to the payment of a finder’s, consulting or origination fee by the Company or, to the knowledge of the Company, any existing stockholder of the Company (an “Initial Stockholder”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or binding commitments of the Company or, to the Company’s knowledge, any Initial Stockholder that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).

(w) To the knowledge of the Company, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

(x) Except as contemplated by this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) in connection with this Offering (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date on which the Registration Statement was filed with the Commission or thereafter.

(y) None of the net proceeds of the Offering will be paid by the Company to any NASD member or its affiliates that participated in the Offering, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

(z) Except as disclosed in writing by the Company to the Representative prior to the date of this Agreement, to the knowledge of the Company, no officer, director or beneficial owner of at least 5% of the Company’s outstanding Common Stock has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and its counsel, if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of an NASD member participating in the Offering.

(aa) Neither the Company nor, to the knowledge of the Company, any of the Initial Stockholders or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(cc) The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with Continental Stock Transfer & Trust Company (“Continental”) substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”), providing for, among other things, the payment of a warrant solicitation fee as contemplated by Section 3(j) hereof.

(dd) The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or non-compete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) the forms of which are annexed as exhibits to the Registration Statement (“Insider Letters”), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters, including but not limited to, the matters described as being agreed to by them under the “Proposed Business” section of the Prospectus.

(ee) The Company and the Initial Stockholders have entered into an escrow agreement (“Escrow Agreement”) with Continental (“Escrow Agent”) substantially in the form filed as an exhibit to the Registration Statement, whereby the Units, Common Stock and Warrants owned by the Initial Stockholders will be held in escrow by the Escrow Agent until the consummation of the Business Combination.

(ff) The Company has entered into an agreement (“Services Agreement”), in the form filed as an exhibit to the Registration Statement, with Johnson and Colmar pursuant to which it will make available to the Company general and administrative services including office space, utilities and secretarial support for the Company’s use for $7,500 per month.

(gg) The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering, private placement proceeds and deferred discounts and commissions, substantially in the form filed as an exhibit to the Registration Statement.

(hh) To the knowledge of the Company, no Initial Stockholder, employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(ii) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus in the “Use of Proceeds” section will not be, an “investment company” as defined in the Investment Company Act of 1940.

(jj) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

(kk) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required by the Act and the Rules.

3. Covenants of the Company. The Company covenants and agrees as follows:

(a) The Company will use its commercially reasonably efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus, in a form reasonably acceptable to the Representative, and file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and will provide evidence to the Representative of such filing.

(b) The Company shall promptly notify the Representative in writing (i) when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threatening of any proceeding for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event during the period described in Section 3(c) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representative a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its commercially reasonably efforts to prevent the issuance of any such stop order by the Commission with respect to the Registration Statement or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) During the time when a Prospectus is required to be delivered in connection with the sale of the Securities under the Act, or the Exchange Act, the Company will use its commercially reasonably efforts to comply with all requirements imposed upon it by the Act, the Rules and the Exchange Act and by the regulations promulgated under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered in connection with the sales of the Securities under the Act, or the Exchange Act, any event shall have occurred or a condition shall exists as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Registration Statement or Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3(b) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

(d) For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its commercially reasonably efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act and will not deregister the Units under the Exchange Act, until (i) the consummation of a sale by the Company of all or substantially all of its assets or a merger or similar transaction in which the Company is not the surviving entity, which consummation has been approved by the holders of at least a majority of the then issued and outstanding voting securities of the Company, (ii) approval by the holders of at least a majority of the then issued and outstanding voting securities of the Company of the deregistration of the Securities under Exchange Act, or (iii) the prior written consent of the Representative.

(e) The Company will use its commercially reasonable efforts, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use commercially reasonably efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company and the Representative agree that with respect to qualifying the Public Securities for offering and sale under securities laws outside of the United States, the Company will be relying solely on the Underwriters and their agents to perfect all filings required by such foreign jurisdictions and to make all such statements and reports at such times as are or may be required by the laws of such foreign jurisdictions; provided that the Company will provide any assistance as reasonably requested by the Underwriters for such perfection.

(f) The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby confirms that the Underwriters and dealers were authorized by the Company to distribute or cause to be distributed each Preliminary Prospectus in accordance with the Act and the Rules. The Company will deliver to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act, the Rules or the Exchange Act, such number of copies of the Prospectus as such Underwriters may reasonably request and authorizes the Underwriters and dealers to distribute the Prospectus. As soon as practicable after the Registration Statement or any amendment or supplement thereto becomes effective (but no later than the Closing Date), the Company agrees to deliver to the

Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

(g) The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

(h) Except as set forth above in Section 2(ff), the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with the Offering and seeking, negotiating and consummating a Business Combination.

(i) The Company shall take such action, including making such filings, as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such states as may be requested by the Representative.

(j) The Company engages the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company will (i) assist the Representative with respect to such solicitation, if requested by the Representative, and (ii) at the Representative’s request, provide the Representative, and direct the Company’s transfer and warrant agent to provide to the Representative, at the Company’s cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. Commencing one year from the Effective Date, the Company will pay the Representative a commission of five percent of the exercise price of the Warrants for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, only if permitted under the rules and regulations of the NASD and only to the extent that an investor who exercises his Warrants specifically designates, in writing, that the Representative solicited his exercise. The Representative may engage sub-agents in its solicitation efforts. The Company agrees to disclose the arrangement to pay such solicitation fees to the Representative in any Prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Warrants.

(k) Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm mutually acceptable to the Representative and the Company for a term to be mutually agreed upon by the Company and the Representative.

(l) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid on the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement (upon presentation of receipts or other reasonable expense reports), including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary and Final Prospectuses, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the Preliminary and Final Blue Sky Memoranda and all amendments and supplements thereto, fees of $7,500 and disbursements of Dilworth Paxson LLP (“Dilworth Paxson”) retained for such purpose, (iv) filing fees, costs and expenses (including fees of counsel not to exceed $7,500) incurred in registering the Offering with the NASD, (v) costs of placing “tombstone” advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representative not to exceed $10,000, (vi) fees and disbursements of the Company’s transfer, escrow and warrant agent, (vii) the reasonable cost associated with “due diligence” meetings arranged by the Representative including informational meetings, a videotape or PowerPoint presentation, (viii) the preparation, binding and delivery of transaction books, in form and style reasonably satisfactory to the Representative; (ix) fees of counsel and accountants for the Company, (x) reasonable costs of a background search firm reasonably satisfactory to the Representative. The

Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company that were paid by the Representative or its legal counsel or agents. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever, then the Company shall reimburse the Representative in full for its out of pocket accountable expenses actually incurred by the Representative, which will not exceed $50,000. Notwithstanding the foregoing, the Representative will be responsible for its travel and lodging expenses incurred in connection with this offering.

(m) The Company further agrees that, in addition to the expenses payable by the Company pursuant to Section 3(l), on the Closing Date, it will pay to the Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Units by deduction from the proceeds of the Offering contemplated herein. Such amount will be placed in the Trust Account in accordance with Section 1(e).

(n) [Intentionally omitted.]

(o) The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the “Use Of Proceeds” section of the Prospectus.

(p) The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Rules, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

(q) In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

(r) Neither the Company, nor, to its knowledge, any of its employees, directors or affiliates (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Public Securities in violation of Regulation M promulgated under the Exchange Act.

(s) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

(u) The Company shall advise the Representative if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

(v) The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in a compliant money market fund as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940. Furthermore, if and when the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(w) From the Effective Date, and for a period of 120 days thereafter, the Company shall not, without the prior written consent of the Representative, issue, sell, offer to sell, grant any option for the sale of, to otherwise dispose of, directly or indirectly, any equity securities or other securities convertible into, exercisable for, or exchangeable for equity securities except with respect to the Offering. Further, the Company shall not designate or issue any of its “blank check” preferred stock prior to or in connection with a proposed Business Combination without the prior written consent of the Representative, which shall not be unreasonably withheld.

(x) Neither the Escrow Agreement nor the Trust Agreement shall be amended, modified or otherwise changed without the prior written consent of the Representative.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the representations and warranties of the Company being true and correct in all material respects as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, and to the performance by the Company in all material respects as of or prior to such Closing Date or Option Closing Date, as the case may be, of its obligations hereunder and to the following conditions:

(a) The Registration Statement has been declared effective on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Dilworth Paxson, counsel to the Underwriters.

(b) The Representative shall have received confirmation from the NASD that it has not raised any objection as to the fairness and reasonableness of the compensation payable to the Underwriters as described in the Registration Statement and such confirmation shall not have been revoked or modified by the NASD.

(c) On the Closing Date, the Representative shall have received the favorable opinion of Hayden Bergman Rooney, Professional Corporation (“Hayden Bergman”), counsel to the Company, dated the Closing Date, addressed to the Representative and in form and substance satisfactory to Dilworth Paxson to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it has certified to Hayden Bergman that it owns or leases any properties or maintains employees, except where the failure to qualify would not have a Material Adverse Effect.

(ii) All issued and outstanding securities of the Company have been duly authorized and validly issued.

(iii) All issued and outstanding securities of the Company are fully paid and non-assessable.

(iv) There is a reasonable basis to conclude that the offer, sale and issuance of the outstanding securities constituted transactions exempt from the registration requirements of Section 5 of the Act and applicable state securities or Blue Sky laws.

(v) The authorized capital stock of the Company as set forth in the Prospectus under the caption “Capitalization” is accurate.

(vi) The Public Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and paid for against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable. To Hayden Bergman’s knowledge, the Public Securities when issued and sold as contemplated by the Prospectus will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the certificate of incorporation or bylaws of the Company.

(vii) The form of certificates used to evidence each of the Units, the Warrants, the Common Stock and the Representative’s Purchase Option comply in all material respects with all applicable statutory requirements and the certificate of incorporation and bylaws of the Company.

(viii) This Agreement, the Warrant Agreement, the Services Agreement, the Trust Agreement, the Escrow Agreement, the Registration Rights Agreement, and the Representative’s Purchase Option have each been duly and validly authorized and, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(ix) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Trust Agreement, the Escrow Agreement, the Registration Rights Agreement, the Representative’s Purchase Option, the issuance and sale of the Securities, the consummation of the transactions contemplated thereby, and compliance by the Company with the terms and provisions thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to Hayden Bergman’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company, or (c) to Hayden Bergman’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(x) The Registration Statement, the Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements and financial and statistical data included therein or omitted therefrom, as to which no opinion is rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and the Rules. The information in the Prospectus under the caption “Description of Capital Stock” is accurate in all material respects (except Hayden Bergman need express no opinion with respect to the number of outstanding shares of Common Stock or Warrants, the number of stockholders of record and any information regarding the transfer agent and registrar).

(xi) The Registration Statement has been declared effective under the Act. To Hayden Bergman’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission.

(xii) To Hayden Bergman’s knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement or Prospectus.

In addition, Hayden Bergman has participated in conferences with certain officers and other representatives of the Company, representatives of the independent registered public accountants for the Company and the representative of the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company) no facts have come to the attention of such counsel which should lead them to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the exhibits (other than with respect to the summaries thereof contained in the Registration Statement and Prospectus), financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

In rendering its opinion, Hayden Bergman may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent Hayden Bergman deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Dilworth Paxson) of other counsel reasonably acceptable to Dilworth Paxson, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriter’s counsel if requested.

(d) On the Option Closing Date, if any, the Representative shall have received the favorable opinion of Hayden Bergman, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to Dilworth Paxson, confirming as of the Option Closing Date, the statements made by Hayden Bergman in its opinion delivered on the Closing Date.

(e) At the time this Agreement is executed, and at each Closing Date and Option Closing Date, the Representative shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative from Miller Ellin dated, respectively, as of the date of this Agreement and as of such Closing Date and Option Closing Date:

(i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Rules and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules thereunder.

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from November 30, 2006 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease.

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks).

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement.

(vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls.

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

(f) At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has complied in all material respects with all covenants and agreements required by this Agreement to be performed by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be; (ii) as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof that are not qualified by materiality are true and correct in all material respects and the representations and warranties of the Company set forth in Section 2 hereof that are qualified by materiality are true and correct; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated or are pending under the Act.

(g) At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the copies of the by-laws and certificate of incorporation of the Company attached thereto are true and complete, have not been modified and are in full force and effect, (ii) that the copies of the resolutions relating to the Offering attached thereto are true and complete, have not been modified and are in full force and effect, (iii) as to the copies of all correspondence between the Company or its counsel and the Commission attached thereto, and (iv) as to the incumbency of the officers of the Company.

(h) On the Closing Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Registration Rights Agreement, the Services Agreement, the Warrant Purchase Agreement, all of the Insider Letters, the officer and director letter attached hereto as Exhibit C, and lock-up letters executed by the officers and directors and their affiliates in such form as is reasonably satisfactory to the Representative and provided to the Company prior to the date of this Agreement.

(i) On the Closing Date, the Company shall have delivered to the Representative, and its designees, if any, executed copies of the Representative’s Purchase Option.

(j) The Public Securities shall have been approved for listing on the American Stock Exchange.

5. Indemnification.

(a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal fees and disbursements of one counsel chosen by the Representative or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, American Stock Exchange or any securities exchange or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement contained in this paragraph shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or admission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be; provided further, that the indemnity agreement contained in this paragraph will not apply to any Preliminary Prospectus to the extent that any loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of applicable law, sold Securities to a person to whom such Underwriter failed to send, give, or make available at or prior to the date required by applicable law, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof to the Underwriter within a reasonable period of time prior to the Closing Date, and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered or made available at or prior to the written confirmation of sale to such person, and (ii) sending or making available such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have cured the defect giving rise to such loss, liability, claim, damage or expense. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

(b) If any action is brought against an Underwriter or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such indemnified party or parties shall promptly notify the Company in writing of the commencement of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Representative) and payment of actual expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b) hereof.

(d) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon (to the extent that it shall have actually been paid from the Trust Account to the Underwriters as of each date a contribution obligation is payable hereunder; otherwise, the Underwriters’ contribution shall be limited to the underwriting discount paid on the Closing Date) (the “Underwriter’s Contribution Percentage”) and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, provided, further, that upon consummation of a Business Combination and delivery of the Escrowed Fees to the Underwriter, the Underwriters’ Contribution Percentage shall be increased by the percentage that the Escrowed Fees bears to the initial offering price (the “Final Contribution Percentage”) and the Final Contribution Percentage shall hereafter be applicable only to new claims for contribution by the Company. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

(e) Within fifteen days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5(e) are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. Default by an Underwriter.

(a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriter in proportion to their respective commitments hereunder such that all of the Firm Units or the Option Units, as the case may be, are purchased from the Company pursuant to this Agreement.

(b) In the event that the default addressed in Section 6(a) above relates to more than ten percent (10%) of the Firm Units or Option Units, the Representative may in its discretion arrange for the Representative or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than ten percent (10%) of the Firm Units or Option Units the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units or Option Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will terminate without liability on the part of the Company (except as provided in Section 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

(c) In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the

Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

(a) The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(b) The Company hereby agrees that it will not commence its due diligence investigation of any target business which the Company seeks to acquire or engage the services of any vendor or service provider unless and until the target business, vendor or service provider executes an agreement with the Company, in the form attached hereto as Exhibit A or B, respectively, waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C. In addition, the Company will require any target business to covenant as part of any definitive acquisition agreement that it will not pursue any claim or enforce any right, title, interest or claim of any kind in or to any monies in the Trust Account.

(c) The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Initial Stockholder and the Representative and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

(d) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws. Prior to the consummation of a Business Combination, the Company will not amend its certificate of incorporation with the prior written consent of the Representative.

(e) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company’s board of directors shall adopt, within 15 days thereafter, a resolution finding the Company’s dissolution advisable pursuant to Section 275(a) of the Delaware General Corporation Law and promptly thereafter provide notice to its stockholders of the adoption of the resolution and of a special meeting of its stockholders to take action on the dissolution. With respect to the Business Combination Vote, the Company shall use commercially reasonable efforts to cause the Initial Stockholders to vote the shares of Common Stock owned by them in accordance with the vote of the holders of a majority of the IPO Shares pursuant to their existing contractual obligations to do so. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of the holders of the Company’s Common Stock issued in the Offering (“IPO Shares”), except those persons who have waived such right, the right to convert their IPO Shares at a per share price equal to the amount in the Trust Account inclusive of the interest income then remaining in the Trust Account on the portion of the funds held in trust representing the net proceeds, net of taxes, plus a pro rata portion of the contingent underwriting compensation of $0.24 for each share converted to cash by public stockholders (“Conversion Price”) for determination of stockholders entitled to vote upon the proposal to approve such Business Combination on the record date (“Record Date”) divided by the total number of IPO Shares. If holders of less than 24.99% in interest of the Company’s IPO Shares vote against such approval of a Business Combination, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. If holders of 24.99% or more in interest of the IPO Shares vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not convert such shares.

(f) The Company agrees that it will use its commercially reasonably efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its commercially reasonably efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-5l-1 under the Exchange Act during such period.

(g) The Company shall use commercially reasonable efforts to cause each of the Initial Stockholders to agree, in accordance with their existing contractual obligation, to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business in the life sciences sector within India, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the Initial Stockholders cease to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the Initial Stockholders might have.

(h) The Company agrees that the fair market value of the initial Target Business or Businesses acquired simultaneously, must be at least 80% of the Company’s net assets at the time of such acquisition (excluding any fees and interest thereon held in the trust account for the benefit of the Representative of the Underwriters). The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business(es) has a sufficient fair market value, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

(i) The Representative will deliver a certificate to the Company at the Closing certifying as to the information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination.

(a) This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

(b) The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date by notice to the Company, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, general securities markets in the United States as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to proceed with the offer, sale or delivery of the Securities or enforce contracts for the sale of the Securities, or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market, the Boston Stock Exchange or on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to proceed with the offer, sale or delivery of the Securities or enforce contracts for the sale of the Securities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s reasonable opinion, make it impracticable or inadvisable to proceed with the delivery of the Units, or (vii) if any condition specified in Section 4 hereof shall not have been fulfilled when and as required to be fulfilled, or (viii) if the Representative has become aware after the date hereof of a Material Adverse Effect, or there is after the date hereof such a material adverse change in general market conditions as to make it, in the reasonable judgment of the Representative, impracticable to proceed with the offer, sale or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(c) In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3 hereof.

(d) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

(a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

If to the Representative:

I-Bankers Securities, Inc. 125 E. John Carpenter Freeway, Suite 260 Irving, TX 75062 Attn: Shelley Gluck, Chief Financial Officer

Copy to:	Dilworth Paxson LLP
1133 Connecticut Avenue, N.W., Suite 620
Washington, DC 20036
Attn: Kathleen L. Cerveny, Esq.

If to the Company:

Trans-India Acquisition Corporation 300 Wacker Drive, Suite 1000 Chicago, IL 60606 Attn: Bobba Venkatadri, President and Chief Executive Officer

Copy to:	Hayden Bergman Rooney
Professional Corporation
150 Post Street, Suite 650
San Francisco, CA 94108
Attn: Kevin K. Rooney, Esq.

(b) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d) This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof, including, without limitation, that certain letter of intent, dated June 27, 2006, between the Company and the Representative, as amended.

(e) This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

(f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Balance of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

TRANS-INDIA ACQUISITION CORPORATION

By:
Name:	Bobba Venkatadari
Title:	President and Chief Executive Officer

Accepted on the date first above written.

I-BANKERS SECURITIES, INC.

Acting severally on behalf of itself and as the

Representative of the several Underwriters

named in Schedule I annexed hereto

By:
Name:	Shelley Gluck
Title:	Chief Financial Officer

SCHEDULE I

TRANS-INDIA ACQUISITION CORPORATION.

10,000,000 UNITS

Underwriter	Number of Firm Units to be Purchased
I-Bankers Securities, Inc.

Total	10,000,000

EXHIBIT A

[FORM OF TARGET COMPANY LETTER]

Trans-India Acquisition Corporation

300 Wacker Drive,

Suite 1000

Chicago, IL 60606

Gentlemen:

Reference is made to the Final Prospectus of Trans-India Acquisition Corporation (“Trans-India”), dated                     , 2007 (“Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Trans-India has established the Trust Account, initially in an amount of $                     for the benefit of the Public Stockholders and that Trans-India may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the conversion of their shares or the liquidation of Trans-India or (ii) to Trans-India and, as to the deferred underwriters discounts and commissions and interest earned thereon to the Underwriters, after Trans-India consummates a Business Combination.

For and in consideration of Trans-India agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Trans-India and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Officer/Director

Authorized Signature of Officer/Director

EXHIBIT B

[FORM OF VENDOR LETTER]

Trans-India Acquisition Corporation.

300 Wacker Drive, Suite 1000

Chicago, IL 60606

Gentlemen:

Reference is made to the Final Prospectus of Trans-India Acquisition Corporation. (“Trans-India”), dated                 , 2007 (“Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Trans-India has established the Trust Account, including $73,400,000 of net proceeds from the Company’s initial public offering, the $1,600,000 of private placement proceeds, and $3,200,000 representing the deferred portion of the underwriting discounts and commissions for an aggregate of $78,200,000 (the “Fund”). The Fund and any interest earned thereon will be available for the following uses:

(a) Interest. Interest earned on the portion of the Fund (i) attributable to the $75,000,000 of net proceeds of the offering and the private placements, net of taxes, will accrue in the Fund and a pro rata portion thereof will be available for release to the Public Stockholders who convert their shares of common stock less sums which may be disbursed to the Company periodically to pay taxes on such interest earned on the Fund, and less up to an aggregate of $2,300,000 which may be disbursed to the Company periodically to fund its working capital needs pending completion of its initial business combination, (ii) attributable to the $3,200,000 of deferred discounts and commissions and non-accountable expenses ($3,680,000 in the event of exercise of the over-allotment option in full) shall inure to the benefit of the Underwriters, and (iii) remaining upon consummation of a Business Combination shall be released to the Company.

(b) The Fund. Trans-India may disburse the Fund only (i) in the event Trans-India does not consummate a Business Combination, to the Public Stockholders upon the liquidation of Trans-India or (ii) in the event Trans-India consummates a Business Combination (a) pro rata to the Public Stockholders who have properly elected to convert their shares, (b) to the representatives of the Underwriters plus interest as to the portion of the Fund attributable to the Underwriters’ discounts and commissions and (c) to Trans-India as to the remaining portion of the Fund.

For and in consideration of Trans-India engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Trans-India and will not seek recourse against the Fund or income thereon for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

EXHIBIT C

[FORM OF OFFICER/DIRECTOR LETTER]

Trans-India Acquisition Corporation

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

Gentlemen:

The undersigned officer or director of Trans-India Acquisition Corporation (“Trans-India”) hereby acknowledges that Trans-India has established the Trust Account, including $73,400,000 of net proceeds from the Company’s initial public offering, the $1,600,000 of private placement proceeds, and $3,200,000 representing the deferred portion of the underwriting discounts and commissions and non-accountable expenses for an aggregate of $78,200,000 (the “Fund”). The Fund and any interest earned thereon will be available for the following uses:

(a) Interest. Interest earned on the portion of the Fund (i) attributable to the $75,000,000 of net proceeds of the offering and the private placements, net of taxes, will accrue in the Fund and a pro rata portion thereof will be available for release to the Public Stockholders who convert their shares of common stock less sums which may be disbursed to the Company periodically to pay taxes on such interest earned on the Fund, and less up to an aggregate of $2,300,000 which may be disbursed to the Company periodically to fund its working capital needs pending completion of its initial business combination, (ii) attributable to the  3,200,000 deferred discounts and commissions and non-accountable expenses ($3,680,000 in the event of exercise of the over-allotment option in full) shall inure to the benefit of the Underwriters, and (iii) remaining upon consummation of a Business Combination shall be released to the Company.

(b) The Fund. Trans-India may disburse the Fund only (i) in the event Trans-India does not consummate a Business Combination, to the Public Stockholders upon the liquidation of Trans-India or (ii) in the event Trans-India consummates a Business Combination (a) pro rata to the Public Stockholders who have properly elected to convert their shares, (b) to the representatives of the Underwriters plus interest as to the portion of the Fund attributable to the Underwriters’ discounts and commissions and (c) to Trans-India as to the remaining portion of the Fund.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Trans-India and will not seek recourse against the Fund or income thereon for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director